EXHIBIT 10.6
EQUIPMENT SECURITY AGREEMENT

     This Equipment Security Agreement dated as of December 28, 1995 (this "Equipment Schedule"), is entered into pursuant to and incorporates by this reference all of the terms and provisions of that certain Master Security Agreement dated as of December 28, 1995 (the "Master Security Agreement"), by and between the undersigned parties hereto. All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Master Security Agreement. By its execution and delivery of this Equipment Schedule, Customer hereby reaffirms all of the representations, warranties and covenants contained in the Master Security Agreement as of the date hereof, and further represents and warrants to Lender that no Default has occurred and is continuing as of the date hereof.

     1. Grant of Security Interest; Equipment Financed. Subject to the terms and provisions of the Security Agreement and the Guaranty attached hereto as Exhibit "A" executed and delivered by Customer to Lender which specifically refer to this Equipment Schedule (the "Guaranty"), Lender has agreed to provide financing in an amount not to exceed $2,500,000.00 (unless otherwise permitted by Lender in writing) on or before December 28, 1995, to Pharmaceutical Resources, Inc., a New Jersey corporation, in connection with the equipment and property described in Schedule "A" attached hereto (the "Equipment"). Customer has agreed and does hereby grant a security interest in and to the Equipment and the Collateral related thereto, whether now owned or hereafter acquired and wherever located, in order to secure all Obligations owing to Lender, including but not limited to the Guaranty. Lender's agreement to provide the financing contemplated herein shall be subject to Lender's prior receipt of all documentation required by Lender in respect of the Security Agreement and in connection with the financing of any Equipment, in form and substance satisfactory to Lessor in its sole and absolute discretion, including but not limited to verified, completed and properly executed Guaranty, Secretary Certificates, Landlord/Mortgagee Waivers, Disclaimers of Interest and/or Intercreditor Agreements from other creditors or parties, disbursement and payment authorizations, invoices, bills of sale, proof of delivery, acceptance and ownership of the Equipment, lien, tax and judgment searches, legal opinions and UCC financing statements as Lender may reasonably request.

     2. Guaranty. By its execution and delivery of the Guaranty, the Guaranty shall constitute:

          (a) Customer's acknowledgment that each item of Equipment has been unconditionally accepted by the Customer for all purposes under the Security Agreement;

          (b) Customer's reaffirmation of all of the representations, warranties and covenants as set forth in the Security Agreement as of the date of the Guaranty (the "Acceptance Date"), and Customer's certification that no Default has occurred and is continuing as of the date thereof;

          (c) Customer's representation, warranty and agreement that: (i) the Equipment has been delivered and is in an operating condition and performing the operation for which it is intended to the satisfaction of the Customer; and (ii) if requested by Lender, the Equipment has been marked or labeled evidencing Lender's interest therein;

          (d) Customer's absolute and unconditional obligation and agreement to pay Lender at the times and in the manner set forth in the Guaranty.

     3. Equipment Location(s). The Equipment will be located at the location(s) set forth in Schedule A-1 attached hereto (the
"Equipment Location(s)").

Dated as of: December 28, 1995.

 FLEET CREDIT CORPORATION     PAR PHARMACEUTICAL, INC.

 By:_____________________     By: /s/Robert I. Edinger
                                -------------------------
 Name:___________________     Name: Robert I. Edinger

 Title:__________________     Title: Executive Vice President

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